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                        [FORM OF UNDERWRITING AGREEMENT]



                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                            (a Delaware corporation)



                           [ ] Shares of Common Stock



                             UNDERWRITING AGREEMENT






Dated:



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                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

                            (a Delaware corporation)

                           [ ] Shares of Common Stock

                           (Par Value $0.01 Per Share)

                             UNDERWRITING AGREEMENT

                                                                          [DATE]

[NAMES AND ADDRESSES
         OF UNDERWRITERS]

Ladies and Gentlemen:

         American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company") and the persons listed on Schedule A hereto (the "Selling Shareholders") confirm their agreements with [NAME OF LEAD UNDERWRITER] (the "Lead Underwriter") and each of the other Underwriters named in the applicable Terms Agreement (as defined below) (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom [NAMES OF REPRESENTATIVES] are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of up to [ ] shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") in the respective amounts set forth in Schedules A and B hereto or in the applicable Terms Agreement, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale as set forth in the applicable Terms Agreement.

         Whenever the Selling Shareholders determine to make an offering of shares of Common Stock through the Representatives, the Company and the Selling Shareholders will enter into an agreement (each, a "Terms Agreement") providing for the sale of such shares of Common Stock to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the offering of such shares of Common Stock shall specify the number of shares to be initially sold (the "Initial Securities") and the number of shares to be purchased by the Underwriters, the initial offering price, the price at which the Initial Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Securities and any other material terms of the Initial Securities. In addition, if applicable, such Terms Agreement shall specify whether the Selling Shareholders have granted to the Underwriters, acting severally and not jointly, the option described in Section 2(b) hereof to purchase all or any part to cover over allotments, if any (the "Option Securities"). As used herein, the term "Securities" shall include the Initial Securities and the Option Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form or written communication between the Company, the Selling Shareholders and the Representatives. Each offering of Securities through the Representatives will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

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         The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-[ ]) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement and each such post-effective amendment has been declared effective by the Commission. Promptly after execution and delivery of the applicable Terms Agreement, the Company will either (i) prepare and file a prospectus and prospectus supplement in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus and prospectus supplement or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus and prospectus supplement used before such registration statement became effective, and any prospectus or prospectus supplement that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement (as so amended, if applicable), including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus and final prospectus supplement, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities are collectively herein called the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to Securities Exchange Act of 1934, as amended (the "1934 Act"). If Rule 434 is relied on, the term "Prospectus" shall refer to the final or preliminary prospectus, together with the applicable Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is

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incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, and to each Underwriter named in the applicable Terms Agreement as of the date thereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

              (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

              At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the


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         1933 Act Regulations and each preliminary prospectus and each
         Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedule included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the respective statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedule included in the Registration Statement presents fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

              (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (taken as a whole), whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries (taken as a whole), and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


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              (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the applicable Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

              (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as has been made in connection with that certain Credit Facility, dated as of October 27, 1997, among the Company, American Axle & Manufacturing of Michigan, Inc., the lenders named therein, The Chase Manhattan Bank, as administrative agent and collateral agent and Chase Manhattan Bank of Delaware, as fronting agent, as amended (the "Credit Agreement"); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on Schedule B hereto.

              (viii) Capitalization. The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

              (ix) Authorization of this Agreement and the Terms Agreement. This Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

              (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Selling Shareholders have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms



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         to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

              (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default, or, to the Company's knowledge, alleged by any other party to be in default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the applicable Terms Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations under this Agreement and the applicable Terms Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

              (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

              (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of




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         the transactions contemplated in this Agreement or the applicable Terms
         Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

              (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required and the descriptions of all such contracts and documents in the Prospectus are complete and accurate in all material aspects.

              (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

              (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or the applicable Terms Agreement, in connection with the offering or sale of the Securities hereunder or thereunder or the consummation of the transactions contemplated by this Agreement or the applicable Terms Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws.

              (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a



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         Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus, (b) were made in connection with the Credit Agreement or (c) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

              (xix) Investment Company Act. The Company is not, and upon the sale of the Securities as contemplated herein and in the applicable Terms Agreement will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws (except for such permits, authorizations and approvals the absence of which would not result in a Material Adverse Effect) and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the

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         Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

              (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act except as described in the Prospectus. Except for rights properly exercised by the Selling Shareholders, all applicable "piggy-back" registration rights otherwise applicable and entitling the persons holding such rights to have any securities so registered have been duly and validly waived in respect of the Registration Statement and the transactions contemplated thereby.

              (xxii) Taxes. The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns (after giving effect to extensions) and have paid all taxes shown as due thereon or with respect to any of its properties, except for taxes being contested in good faith for which adequate reserves have been provided, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company, any of its subsidiaries or any of their properties or assets that would result in a Material Adverse Effect.

              (xxiii) Maintenance of Adequate Insurance. The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is reasonably prudent in the business in which it is engaged or proposed to engage after giving effect to the transactions described in the Prospectus; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

         (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, and to each Underwriter named in the applicable Terms Agreement as of the date thereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

              (i) Accurate Disclosure. Blackstone Capital Partners II Merchant Bank Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, "Blackstone") hereby represents and warrants that the Blackstone Information contained in the Prospectus or any amendments or supplements thereto does not include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Underwriters and Blackstone agree that "Blackstone Information" consists solely of the biographical information with respect to Robert L. Friedman, Richard C. Lappin and Bret D. Pearlman incorporated by reference into the Registration Statement and the information with respect to beneficial ownership of Common Stock by Blackstone under the caption "Selling Stockholders" and any comparable caption in the Prospectus.

              (ii) Authorization of Agreements. Each Selling Shareholder has the full right, power and authority to enter into this Agreement, the applicable Terms Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement, the applicable Terms Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

              (iii) Direct Holder of Securities; Title to Securities. Such Selling Shareholder holds and will hold at the Closing Time and, if any Option Securities are purchased, on the relevant Date of Delivery, the Securities to be sold by such Selling Shareholder hereunder and under the applicable Terms Agreement, free and clear of any adverse claim, security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the applicable Terms Agreement; such Securities are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York ("NYUCC"); such Selling Shareholder has, and, at the Closing Time and, if any Option Securities are purchased, on any relevant Date of Delivery, will have, full right, power and authority to hold, sell, transfer and deliver the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the applicable Terms Agreement, and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no written notice of any adverse claim, each of the Underwriters will be a protected purchaser (as defined in the NYUCC) with respect to the Securities purchased by it from such Selling Shareholder, and each such Underwriter will acquire the interest of such Selling Shareholder in such Securities free and clear of any adverse claim, security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

              (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representative(s), the Power of Attorney and Custody Agreement with Bret Pearlman and Peter Wallace as attorneys-in-fact (the "Attorneys-in-Fact") and EquiServe Trust Company N.A., as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the applicable Terms Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Sections 5(l) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the applicable Terms Agreement.

              (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

              (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the applicable Terms Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

              (vii) Restriction on Sale of Securities. During a period of [o] days from the date of the applicable Terms Agreement, such Selling Shareholder will not, without the prior written consent of the Lead Underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale or lend or otherwise dispose of or transfer, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired or with respect to which such Selling Shareholder has or hereafter acquires the power of disposition, or request or demand that the Company file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

              (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the applicable Terms Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement and the applicable Terms Agreement.

              (ix) No Association with NASD. To such Selling Shareholder's knowledge, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc. (the "NASD") that is participating as an underwriter or selling group member in the offering of the Securities.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement and the applicable Terms Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. The several commitments of the Underwriters to purchase the Initial Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to an additional number of shares of Common Stock from the Selling Shareholders as set forth therein, at the price per share set forth therein, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date of such Terms Agreement and may be exercised in whole or in part (ratably among the Selling Shareholders) from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities each such Underwriter has agreed to purchase as set forth in the applicable Terms Agreement opposite the name of such Underwriter bears to the total number of Initial Securities, and the Selling Shareholders, acting severally and not jointly, shall sell that proportion of the total number of Option Securities then being purchased which the number of Initial Securities each such Selling Shareholder has agreed to sell as set forth in the applicable Terms Agreement opposite the name of such Selling Shareholder bears to the total number of Initial Securities being sold by the Selling Shareholders, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [ ], or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholders.

         Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Custodian pursuant to each Selling Shareholder's power of Power of Attorney and Custody Agreement, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Lead Underwriter, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the

Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in writing within a reasonable period of time.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the applicable Terms Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement or the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement or the date of the applicable Terms Agreement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange and will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed thereon.

         (i) Restriction on Sale of Securities. During a period of [ ] days from the date of the applicable Terms Agreement, the Company will not, without the prior written consent of the Lead Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale or lend or otherwise dispose of or transfer any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) grants of stock options and other awards pursuant to the terms of the Company's stock option plans in effect on the date hereof and described in the Prospectus, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (D) any shares of Common Stock issued or purchased in the open market by the Company pursuant to the American Axle & Manufacturing, Inc. 401(k) Plan or (E) offers, sales and issuances of shares of Common Stock, options, rights or warrants to purchase or any securities convertible into or exercisable or exchangeable for Common Stock in connection with acquisitions of businesses, companies or assets by the Company so long as the recipients of such shares, options, rights, warrants or convertible securities are subject to the restrictions of this Section 3(i) until the expiration of such [ ]-day period.

         (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders' obligations under this Agreement and the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's and Selling Shareholders' respective counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, if applicable, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters. It is understood, however, that except as provided in this Section or Sections 6, 7 or 9 hereof, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes due upon resale of any of the Securities by them and any advertising expenses incurred in connection with any offers they may make.

         (b) Termination of Agreement. If this Agreement or the applicable Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 5 (other than as a result of the failure to satisfy the condition set forth in Section 5(j)), Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         (c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder and under the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Company, and of Richard Raymond, Esq., General Counsel of the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits B-1 and B-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Selling Shareholders, and of Walkers, counsel to Blackstone Offshore Capital Partners II L.P., each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect as counsel to the Underwriters may reasonably request.

         (d) Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown, Rowe & Maw, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i) (solely as to the valid existence and good standing and corporate power and authority of the Company),
(ii) (solely as to the Securities), (iii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (iv) through (vi), inclusive, and the penultimate paragraph of Exhibit B-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any of its subsidiaries whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (f) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Shareholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement and the applicable Terms Agreement at or prior to Closing Time.

         (g) Accountants' Comfort Letter. At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives and the Company, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange.

         (j) No Objection. If a registration statement for an offering of Securities has been filed with the NASD for review, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) Lock-up Agreements. At the date of the applicable Terms Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

         (l) Conditions to Purchase of Option Securities. In the event that the Underwriters are granted an over-allotment option in the applicable Terms Agreement and they exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

              (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

              (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

              (iii) Opinion of Counsel for Company. The favorable opinion of Simpson Thacher & Bartlett, counsel for the Company, and of Richard Raymond, General Counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

              (iv) Opinion of Counsel for the Selling Shareholders. The favorable opinion of Simpson Thacher & Bartlett, counsel for the Selling Shareholders, and of Walkers, counsel to Blackstone Offshore Capital Partners II L.P., each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

              (v) Opinion of Counsel for the Underwriters. The favorable opinion of Mayer, Brown, Rowe & Maw, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

              (vi) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and the Company and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as contemplated herein and in the applicable Terms Agreement, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as contemplated herein and in the applicable Terms Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (n) Termination of Terms Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in

Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to any Underwriter to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Blackstone Information;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Lead Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) as to any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter or any person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act on account of any loss, liability, claim, damage or expense arising from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof to such Underwriter in the quantities requested and the loss, liability, claim, damage or expense of such Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus which the Company has sustained the burden of proving was corrected in the Prospectus (as then amended or supplemented).

         (b) Indemnification of the Underwriters by the Selling Shareholders. Each Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with reference to the Blackstone Information.

         (c) Indemnification of Company, Directors and Officers and the Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholders and each person, if any, who controls the Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Lead Underwriter; and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel which are reimbursable under this Section 6 or Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement, which notice shall include a statement by the indemnified party that it proposes to enter into such settlement on such terms to the extent permitted by this Section 6(e), at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement and the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement and the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement and the applicable Terms Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholders, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in the applicable Terms Agreement and not joint.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling

Shareholders submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of and payment for the Securities.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company, the Selling Shareholders or the Representatives, as the case may be, upon the giving of 30 days' prior written notice of such termination to the other parties hereto. The Representatives may terminate the applicable Terms Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of the Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the New York Stock Exchange or by order of the Commission, the NASD or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(v) if a banking moratorium has been declared by Federal or New York authorities.

         (b) Liabilities. If this Agreement or the applicable Terms Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement or the applicable Terms Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, pursuant to such Terms Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of the applicable Terms Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and the Selling Shareholders shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Default by One or More of the Selling Shareholders. If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in the applicable Terms Agreement, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate the applicable Terms Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives and the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at [NAME AND ADDRESS OF LEAD UNDERWRITER]; notices to the Company shall be directed to it at 1840 Holbrook Avenue, Detroit, Michigan 48212, attention of Richard Raymond, Esq., with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, attention of Wilson Neely, Esq., and notices to Blackstone shall be directed to The Blackstone Group, 345 Park Avenue, 31st Floor, New York, New York 10154, attention of Bret D. Pearlman, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, attention of Wilson Neely, Esq.

         SECTION 13. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                          Very truly yours,

                          AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.


                          By:
                             --------------------------------------------
                             Name:
                             Title:


                          BLACKSTONE CAPITAL PARTNERS II MERCHANT BANK FUND L.P.

                          BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P.

                          BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P.


                          By:
                             --------------------------------------------
                             As Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:



By: [NAME OF LEAD UNDERWRITER]


By
   --------------------------------------------
   Authorized Signatory


For themselves and as Representatives of the other Underwriters named in the applicable Terms Agreement.

                                   SCHEDULE A

                              SELLING SHAREHOLDERS

















                                    Sch A-1

                                   SCHEDULE B

                                  SUBSIDIARIES


                                                                                                 Percent Owned by
Subsidiary                                                             Organized                 Immediate Parent
----------                                                             ---------                 ----------------
American Axle & Manufacturing Holdings, Inc.                           Delaware
        American Axle & Manufacturing, Inc.                            Delaware                  100%
                  AAM Receivables Corp.                                Delaware                  100%
                  American Axle International Sales, Ltd.              U.S. Virgin Islands       100%
                  Colfor Manufacturing Inc.                            Delaware                  100%
                  MSP Industries Corporation                           Michigan                  100%
                           MSP Team, LLC                               Michigan                  99% (1)
                  American Axle & Manufacturing de                     Mexico                    99.99% (1)
                  Mexico Holdings S. de R.L. de C.V.
                           Guanajuato Gear & Axle de                   Mexico                    99.99% (1)
                           Mexico S. de R.L. de C.V.
                           American Axle & Manufacturing               Mexico                    99.99% (1)
                           de Mexico S.A. de C.V.
                  AAM International Holdings, Inc.                     Delaware                  100%
                           Albion Automotive (Holdings)                Scotland                  100%
                           Limited
                                    Albion Automotive                  Scotland                  100%
                                    Limited
                                    Farington Components               England                   100%
                                    Limited
                  AAM Comercio e Participacoes                         Brazil                    99.99% (1)
                  Ltda.
                           AAM do Brasil Ltda.                         Brazil                    99.2%

--------------
(1)      Remaining Shares owed by the Company or its subsidiaries



                                    Sch B-1

                                   SCHEDULE C

                           PERSONS SUBJECT TO LOCK-UP











                                    Sch C-1

                                                                       Exhibit A

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                            (a Delaware corporation)

                                 TERMS AGREEMENT

                                          ____________ ____, 2003

To:      American Axle & Manufacturing Holdings, Inc.
         1840 Holbrook Avenue
         Detroit, MI 48212-3488

Ladies and Gentlemen:

         We understand that the selling shareholders named below (the "Selling Shareholders") propose to sell, acting severally and not jointly, the shares of common stock, par value $.01 per share (the "Common Stock"), of American Axle & Manufacturing Holdings, Inc. opposite their names set forth below (such securities also being hereinafter referred to as the "Initial Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the number Initial Securities opposite their names set forth below at the purchase price set forth below, and a proportionate share of Option Securities set forth below, to the extent any are purchased.

                              SELLING SHAREHOLDERS

                                                                            NUMBER OF
                                                                             INITIAL
                               NAME OF SELLING SHAREHOLDERS                SECURITIES
                               ----------------------------                ----------
Blackstone Capital Partners II Merchant Bank Fund L.P. ..............      _________
Blackstone Offshore Capital Partners II L.P..........................      _________
Blackstone Family Investment Partnership II L.P. ....................      _________


                                  UNDERWRITERS

                                                                 --------
                                                                 --------
                                                                 --------
                                                                 --------
                                                                 --------
                                                                 --------
                   TOTAL:


                                    Ex. A-1

         The Securities shall have the following terms:

Title:   Common Stock, par value $.01 per share
Number of Initial Securities:
Number of Option Securities:
Initial public offering price per share:  $
Purchase price per share:  $
Listing requirements:
Black-out provisions:
Lock-up provisions:
Other terms and conditions:
Closing date and location:

         All of the provisions contained in the document attached as Annex I hereto entitled American Axle & Manufacturing Holdings, Inc. (a Delaware corporation), [o] Shares of Common Stock, Purchase Agreement, dated [________ ____], 2003 are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.





                                     Ex. A-2

         Please accept this offer no later than ____ o'clock P.M. (New York City time) on ___________, 2003 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                      Very truly yours,

                                      By: [NAME OF LEAD UNDERWRITER]


                                      By:
                                         ------------------------------------
                                                  Authorized Signatory

For themselves and as Representatives of the other Underwriters named in this Terms Agreement.


Accepted:

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.


By::
    ----------------------------
Name:
Title:

BLACKSTONE CAPITAL PARTNERS II MERCHANT BANK FUND L.P.
BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P.
BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P.

By:
    ----------------------------
        As Attorney-in-Fact


                                     Ex. A-3

                                                                     Exhibit B-1


                 FORM OF OPINION OF SIMPSON THACHER & BARTLETT,
                             COUNSEL TO THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Purchase Agreement.

(ii) All outstanding shares of the Company's Common Stock, including the Securities, have been duly authorized and validly issued, and all outstanding shares of the Company's Common Stock, including the Securities, are fully paid and nonassessable.

(iii) There are no preemptive rights under federal law, under the Delaware General Corporation Law or under any agreement or other instrument known to us to subscribe for or purchase the Securities. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company's capital stock pursuant to the Company's charter or by-laws or, except as otherwise disclosed in the Registration Statement and except for restrictions on transfer applicable to parties to the Stockholders' Agreement or shares of the Company's Common Stock issued under the Option Plan or the Replacement Plan (as such terms are defined in the 1934 Act documents incorporated by reference in the Prospectus (the "Exchange Act Documents")), any agreement or other instrument known to us.

(iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(v) The Registration Statement has become effective under the 1933 Act, and the Prospectus was filed on [_______], 2003 pursuant to Rule 424(b) and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

(vi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

(vii) The statements made in the description of the Company's Common Stock incorporated by reference in the Prospectus, insofar as they purports to constitute summaries of the terms of the Company's Common Stock (including the Securities), constitutes an accurate summary of the terms of such Common Stock in all material respects.

(viii) The statements made in the description of the Company's Common Stock incorporated by reference in the Prospectus and the statements made in the Registration Statement under Item 15, insofar as they purport to constitute summaries of the terms of New York



                                      Ex. B-1-1
         or federal statutes or the Delaware General Corporation Law, rules and regulations thereunder, legal proceedings or the Company's charter and bylaws, constitute accurate summaries of the matters summarized in all material respects.

(ix) No filing, consent, approval, authorization, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel's knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the compliance by the Company with all of the provisions of the Purchase Agreement, except for the registration under the 1933 Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(x) The execution and delivery by the Company of the Purchase Agreement and the applicable Terms Agreement, the consummation by the Company of the transactions provided for in the Purchase Agreement and the applicable Terms Agreement and the compliance by the Company with all of the provisions of the Purchase Agreement and the Terms Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, breach or result in a default or a Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement or the Exchange Act Documents (except for such breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action violate the charter or bylaws of the Company, or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any judgment or order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets or operations.

(xi) To such counsel's knowledge, there are no contracts or agreements between the Company and any person granting such person the right (other than rights which have been waived) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

(xii) The Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent public accountants for the Company, representatives of the




                                     Ex. B-1-2

Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as set forth in paragraphs (vii) and (viii), above and have not made any independent check or verification thereof, on the basis of the foregoing, (i) in such counsel's opinion, the Registration Statement or any amendment thereto, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information (if applicable), as the time such Registration Statement or any such amendment became effective or at the date of the applicable Terms Agreement, and the Prospectus and the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as applicable, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the applicable rules and regulations of the Commission thereunder, except that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus, and (ii) such counsel has no reason to believe that either the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), at the time such Registration Statement or any such amendment became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Representatives. In addition, such counsel may state their opinion is limited to matters governed by the laws of the State of New York, the corporate law of State of Delaware and the federal law of the United States.





                                     Ex. B-1-3

                                                                     Exhibit B-2



                  FORM OF OPINION OF RICHARD G. RAYMOND, ESQ.,
                         GENERAL COUNSEL OF THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each such Subsidiary has corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, to such counsel's knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(iii) To such counsel's knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement or the documents incorporated by reference therein, except for such defaults that would not result in a Material Adverse Effect.

(iv) To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement and the applicable Terms Agreement or the performance by the Company of its obligations thereunder.



                                     Ex. B-2-1

(v) To such counsel's knowledge, no filing, consent, approval, authorization, registration or qualification of or with any governmental agency or body or any court, is required for the compliance by the Company with all of the provisions of the Purchase Agreement or the applicable Terms Agreement, except for the registration under the 1933 Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(vi) If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding capital stock of the Company is as set forth in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

(vii) None of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; and the sale of the Securities by the Selling Shareholders is not subject to the preemptive or other similar rights of any securityholder of the Company.

(viii) The execution, delivery and performance by the Company of the Purchase Agreement and the applicable Terms Agreement, the compliance by the Company with all of the provisions thereof and the consummation of the transactions contemplated in the Purchase Agreement and the applicable Terms Agreement and in the Registration Statement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with, breach or result in a default or Repayment Event (as defined in Section 1(xi) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in a violation of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

(ix) To such counsel's knowledge, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and to such counsel's knowledge, neither the Company nor any of its subsidiaries has received any notice or is



                                     Ex. B-2-2
         otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(x) There are no statutes or regulations material to the Company or its operations or, to such counsel's knowledge, pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, or any contracts, instruments or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein which are not described and filed as required; and all descriptions in the Registration Statement of contracts and other agreements to which the Company or its subsidiaries are a party are complete and accurate in all material respects.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel to the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as set forth in paragraphs (vi) and (x) above and has not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to such counsel's attention that leads him to believe that either the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), at the time such Registration Statement or any such amendment became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus or any amendment or supplement thereto, at the time the Prospectus were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.


                                     Ex. B-2-3

                                                                       Exhibit C



                   FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR
                   OTHER STOCKHOLDERS PURSUANT TO SECTION 5(k)



                                 _________, 2003

[NAME AND ADDRESSES
         OF UNDERWRITERS]

         Re:      American Axle & Manufacturing Holdings, Inc. - Public Offering

Dear Sirs:

         The undersigned, a stockholder and an officer and/or director of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), understands that [NAME OF LEAD UNDERWRITER] ("Lead Underwriter") and [NAMES OF UNDERWRITERS] propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the applicable Terms Agreement that, during a period of [o] days from the date of the applicable Terms Agreement, the undersigned will not, without the prior written consent of the Lead Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise lend, transfer or dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or cause the Company to file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.


                              Very truly yours,



                              Signature:
                                          --------------------------------------

                              Print Name:
                                          --------------------------------------



                                     Ex. C-1